EXHIBIT 24


                                   POWER OF ATTORNEY
                                   -----------------

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Sandra D. van der Vaart attorney-in-fact and agent, in connection with the filing for the undersigned on Form 3, Form 4, and Form 5 under the Securities Act of 1934, as amended, including, without limiting the generality of the foregoing, to sign the Form 3, Form 4, and Form 5 with respect to the undersigned's holding of and transactions in securities issued by Laboratory Corporation of America Holdings, in the name and on behalf of the undersigned as a director of Laboratory Corporation of America Holdings, and any amendments to the Form 3, Form 4, or Form 5 and any instrument, contract, document or other writing, of or in connection with the Form 3, Form 4, and Form 5 or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall become effective immediately, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, with respect to the undersigned's holdings of and transactions in securities issued by Laboratory Corporation of America Holdings, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has signed these presents this 4th day of December, 2018.



                                   /s/ Peter M. Neupert
                                   ---------------------
                                   Peter M. Neupert